Exhibit 10.4

EXECUTION COPY

PERFORMANCE GUARANTY

This PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of July 28, 2014, is made by MALLINCKRODT INTERNATIONAL FINANCE S.A., a public limited liability company (société anonyme) organized under the laws of the Grand Duchy of Luxembourg having its registered office at 42-44, avenue de la Gare, L-1601 Luxembourg and registered with the Luxembourg Trade and Companies Register under number B 172.865 (the “Performance Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION, as administrative agent (together with its successors and assigns in such capacity, the “Administrative Agent”), for the benefit of itself, the Purchasers and their respective successors and assigns under the Note Purchase Agreement (as defined below). Capitalized terms used, but not otherwise defined herein shall have the respective meanings assigned thereto in the Note Purchase Agreement referred to below or, if not defined therein, the respective meanings assigned thereto in the Purchase and Sale Agreement (as defined below).

PRELIMINARY STATEMENTS:

(1) Concurrently herewith, Mallinckrodt Securitization S.à r.l., a public limited liability company (société à responsabilité limitée) incorporated under the laws of the Grand Duchy of Luxembourg (the “SPV”), as buyer, Mallinckrodt LLC (“Mallinckrodt”), as initial servicer (in such capacity, together with its successor and assigns in such capacity, the “Servicer”), and the various other entities party thereto as originators are entering into that certain Purchase and Sale Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”). Each entity from time to time party to the Purchase and Sale Agreement as an originator thereunder is herein referred to as an “Originator” and, collectively, as the “Originators”. Pursuant to the Purchase and Sale Agreement, the Originators will from time to time sell Receivables and Related Rights to the SPV.

(2) Concurrently herewith, the SPV, as issuer, Mallinckrodt, as initial Servicer, the Persons from time to time party thereto as Purchasers and the Administrative Agent are entering into that certain Note Purchase Agreement, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Note Purchase Agreement”), pursuant to which (i) the Purchasers will from time to time make Advances to the SPV on a revolving basis, (ii) the SPV has granted to the Administrative Agent (on behalf of the Secured Parties) a security interest in the Collateral and (iii) Mallinckrodt, as Servicer, will service the Pool Receivables.

(3) As of the date hereof, the Performance Guarantor is the direct or indirect owner of 100% of the outstanding Capital Stock of Mallinckrodt, the Servicer, each Originator and the SPV.

(4) The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the Note Purchase Agreement.

(5) The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interests because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales of Receivables to the SPV from time to time, (ii) the Servicer’s servicing of the Receivables, (iii) the financial accommodations made by the Purchasers to the SPV from time to time under the Note Purchase Agreement and (iv) the other transactions contemplated under the Purchase and Sale Agreement and the Note Purchase Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:

SECTION 1. Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as assignee of the SPV’s rights, interests and claims under the Purchase and Sale Agreement), the Purchasers and each of the other Secured Parties the due and punctual performance and observance by Mallinckrodt, the Servicer and each Originator (together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of such Covered Entity to be performed or observed by it under the Purchase and Sale Agreement and each of the other Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or repurchase obligation under any such Transaction Document, in each case on the terms and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed under any applicable Transaction Document, then the Performance Guarantor will itself duly and punctually cause to be performed or observed such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Purchaser, the SPV or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself, the Purchasers and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Purchaser may have against any Covered Entity, the SPV, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged that this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for any non-payment or delay in payment of any Pool Receivables solely by reason of the bankruptcy, insolvency or lack of creditworthiness of the related Obligor or the uncollectability of any such Pool Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor or any Covered Entity for uncollectible Pool Receivables.

SECTION 2. Validity of Obligations.

(a) The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be absolute and unconditional, irrespective of (i) the validity, enforceability, avoidance, subordination, discharge or disaffirmance by any Person (including a trustee in bankruptcy) of the Guaranteed Obligations, (ii) the absence of any attempt by the Administrative Agent, any Purchaser or the SPV to collect any Receivables, or to obtain performance or observance of the Guaranteed Obligations from any Covered Entity or any other Person, (iii) the waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by the Administrative Agent, any Purchaser or the SPV with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term or provision of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term of any of the Guaranteed Obligations, or rights of the Administrative Agent, any Purchaser or the SPV with respect thereto, (vi) the failure by the Administrative Agent, any Purchaser or the SPV to take any steps to perfect and maintain perfected its interest in any Receivable, the Collateral or any portion thereof or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any authorization or approval from or other action by or to notify or file with, any Governmental Authority required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Collateral or any assets of any Covered Entity or the SPV, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any Collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the SPV or any of their assets or obligations. The Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if the Administrative Agent or any Purchaser is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that could otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.

(b) Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified above in Section 2(a), then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were a principal debtor in respect thereof and not merely a guarantor and shall be paid by the Performance Guarantor forthwith.

SECTION 3. Reinstatement, etc. The Performance Guarantor further agrees that, to the extent that any Person makes a payment or payments to the Administrative Agent or any Purchaser in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Person or to the estate, trustee, or receiver of such Person or to any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.

SECTION 4. Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by the Covered Entities, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement that the Administrative Agent, any Purchaser or the SPV exhaust any right or take any action against any Covered Entity, the SPV, any other Person or any property. The Performance Guarantor acknowledges to the Administrative Agent (for the benefit of itself, the Purchasers and the other Secured Parties) that it is not relying on the Administrative Agent, any Group Agent or any Purchaser to provide any information with respect to any Covered Entity and the SPV either now or in the future.

SECTION 5. Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of the Administrative Agent or any Purchaser against the Originators and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have arisen in connection with this Performance Guaranty until one year and one day have elapsed since the payment and performance in full of all Guaranteed Obligations.

SECTION 6. Representations and Warranties. The Performance Guarantor hereby represents and warrants to the Administrative Agent and each Purchaser on the date hereof, on each Settlement Date and each day on which an Advance shall have occurred under the Note Purchase Agreement, that:

(a) Organization and Good Standing. The Performance Guarantor is a duly organized and validly existing public limited liability company (société anonyme) in good standing under the laws of the Grand Duchy of Luxembourg, with the power and authority under its organizational documents and under the laws of the Grand Duchy of Luxembourg to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b) Due Qualification. The Performance Guarantor is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents to which it is a party.

(c) Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party, (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party, and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary action and (iii) subject to mandatory law provisions.

(d) Binding Obligations. This Performance Guaranty and each of the other Transaction Documents to which the Performance Guarantor is a party constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) No Conflict or Violation. The execution and delivery of this Performance Guaranty and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and the other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of or constitute (with or without notice or lapse of time or both) a default under, the organizational documents of the Performance Guarantor or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents to which it is a party.

(f) Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to the Performance Guarantor’s knowledge threatened, against the Performance Guarantor before any Governmental Authority: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents; (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document; or (iii) seeking any determination or ruling that could have a material adverse effect on the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any of the other Transaction Documents to which it is a party.

(g) No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty of any of the other Transaction Documents.

(h) Accuracy of Information. All certificates, reports, statements, documents and other information furnished to the Administrative Agent or any other Credit Party by the Performance Guarantor pursuant to any provision of this Performance Guaranty or any other Transaction Document to which it is a party, or in connection with or pursuant to any amendment or modification of, or waiver under, this Performance Guaranty or any other Transaction Document to which it is a party, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Administrative Agent or such other Credit Party.

(i) No Material Adverse Effect. Since December 31, 2013 there have been no Material Adverse Effect with respect to the Performance Guarantor.

(j) Investment Company Act. The Performance Guarantor is not an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

(k) Solvency. The Performance Guarantor is Solvent.

(l) Opinions. The facts regarding the Performance Guarantor set forth or assumed in each of the opinions of counsel delivered in connection with the Note Purchase Agreement and the Transaction Documents are true and correct in all material respects.

(m) No Sanctions. No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(n) Preliminary Statements. Each of the statements set forth in the preliminary statements of this Performance Guaranty with respect to the Performance Guarantor and the Covered Entities are true and correct.

Notwithstanding any other provision of this Performance Guaranty or any other Transaction Document, the representations contained in this Section shall be continuing, and shall remain in full force and effect until the Final Payout Date.

SECTION 7. Certain Covenants. At all times from the Closing Date until the Final Payout Date:

(a) Ownership and Control. The Performance Guarantor shall continue to be the direct or indirect owner of 100% of the of the issued and outstanding Capital Stock of each Covered Entity and the SPV. The Performance Guarantor shall not permit the Issuer’s certificate of formation or other organizational documents to be amended, restated, supplemented or terminated prior to the Final Payout Date without the prior written consent of the Administrative Agent.

(b) Preservation of Existence. The Performance Guarantor will do all things necessary to remain duly incorporated, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents.

(c) Compliance with Laws. The Performance Guarantor will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a material adverse effect on the performance by the Performance Guarantor of its obligations hereunder, or the validity or enforceability of this Performance Guaranty or any of the other Transaction Documents to which it is a party.

(d) Actions Contrary to Separateness. The Performance Guarantor will not take any action inconsistent with the terms of Section 8.03 of the Note Purchase Agreement.

(e) Anti-Money Laundering/International Trade Law Compliance. The Performance Guarantor shall not become a Sanctioned Person. The Performance Guarantor, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of Advances to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The Performance Guarantor shall comply with all Anti-Terrorism Laws. The Performance Guarantor shall promptly notify the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(f) Payments on Receivables; Lock-Box Accounts. If any payments on the Pool Receivables or other Collections are received by the Performance Guarantor, it shall hold such payments in trust for the benefit of the Administrative Agent, the Purchasers and the other Secured Parties and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Lock-Box Account.

(g) Change in Accountants. The Performance Guarantor will promptly notify the Administrative Agent and each Purchaser in writing of any change in the external accountants of the Performance Guarantor.

(h) Further Assurances. The Performance Guarantor hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Administrative Agent may reasonably request, to enable the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Performance Guaranty. Without limiting the foregoing, the Performance Guarantor hereby agrees from time to time, at its own expense, promptly to provide such information (including non-financial information) with respect to itself and each Covered Entity as the Administrative Agent may reasonably request.

SECTION 8. Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 9. Addresses for Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail or by overnight mail, to the intended party at the mailing address or electronic mail or facsimile number of such party (a) if to the Administrative Agent, to its address specified for notices in the Note Purchase Agreement and (b) if to the Performance Guarantor, to its address set forth below, or in either case, to such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto.

Mallinckrodt International Finance S.A.
42-44, avenue de la Gare
L-1610 Luxembourg
Attention:	Marie Dhersin-Luporsi
Facsimile:	352 28 48 78 11 00
Email:	marie.luporsi@mallinckrodt.com

With a copy to:

Mallinckrodt LLC
675 McDonnell Boulevard
Hazelwood, MO 63042
Attention:	John E. Einwalter, Treasurer
Telephone	314 654 3178
Email:	John.einwalter@mallinckrodt.com

All such notices and communications shall be effective (i) if delivered by overnight mail, when received and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10. No Waiver; Remedies. No failure on the part of the Administrative Agent, any Purchaser or the SPV to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by applicable law.

SECTION 11. Continuing Agreement; Miscellaneous. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Purchasers, the other Secured Parties and their respective successors and assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Purchaser permitted pursuant to the Note Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers herein or otherwise. Each of the parties hereto hereby agrees that each of the Purchasers and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty. The Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in U.S. dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of U.S. dollars required hereunder.

SECTION 12. Right of Setoff. The Administrative Agent and each other Secured Party is hereby authorized (in addition to any other rights it may have), at any time to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Credit Party (including by any branches or agencies of such Credit Party) to, or for the account of, the Performance Guarantor against amounts owing by the Performance Guarantor hereunder (even if contingent or unmatured); provided that such Credit Party shall notify the Performance Guarantor promptly following such setoff.

SECTION 13. Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 14. Costs and Expenses. The Performance Guarantor hereby agrees to pay on demand all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Performance Guaranty (or any supplement or amendment hereto), including, without limitation, the reasonable Attorney Costs for the Administrative Agent and the other Credit Parties and any of their respective Affiliates with respect thereto and with respect to advising the Administrative Agent and the other Credit Parties and their respective Affiliates as to their rights and remedies under this Performance Guaranty. In addition, the Performance Guarantor agrees to pay on demand all reasonable out-of-pocket costs and expenses (including reasonable Attorney Costs), of the Administrative Agent and the other Credit Parties and their respective Affiliates, incurred in connection with the enforcement of any of their respective rights or remedies under the provisions of this Performance Guaranty.

SECTION 15. GOVERNING LAW. THIS PERFORMANCE GUARANTY, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

SECTION 16. CONSENT TO JURISDICTION.

(a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS PERFORMANCE

GUARANTY, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b) THE PERFORMANCE GUARANTOR CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SECTION 9. NOTHING IN THIS SECTION 16 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 17. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 18. Severability. If any term or provision of this Performance Guaranty shall be determined to be illegal or unenforceable to any extent with respect to any person or circumstance, the enforceability of such term or provision shall not be affected with respect to any other person or circumstance, and such term or provision shall be enforceable to the fullest extent permitted by applicable law.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

MALLINCKRODT INTERNATIONAL FINANCE S.A.,
as Performance Guarantor

By:	/s/ Marie Dhersin Luporsi
Name:	Marie Dhersin Luporsi
Title:	Managing Director

S-1	Performance Guaranty

Accepted as of the
date hereof:

PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent

By:	/s/ Mark Falcione
Name:	Mark Falcione
Title:	Executive Vice President

S-2	Performance Guaranty